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                                                                  EXHIBIT 10.11

                     LOAN MODIFICATION AGREEMENT AND WAIVER
                     --------------------------------------

     This Loan Modification Agreement and Waiver ("this Agreement") is made as of January 17, 1996 between Object Design, Inc., a Delaware corporation (the "Borrower") and Fleet Bank of Massachusetts, N.A. (the "Bank"). For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank act and agree as follows:

     1. Reference is made to (i) that certain letter agreement dated April 18, 1995 between the Borrower and the Bank (the "Letter Agreement"), (ii) that certain $5,000,000 face amount promissory note dated April 18, 1995 (the "Revolving Note") made by the Borrower and payable to the order of the Bank,
(iii) that certain $1,500,000 original principal amount promissory note dated November 19, 1993, as amended by Allonge to Note dated as of April 18, 1995 (as so amended, "Term Note I") made by the Borrower and payable to the order of the Bank, (iv) that certain $1,500,000 original principal amount promissory note dated June 24, 1994, as amended by Allonge to Note dated as of April 18, 1995 (as so amended, "Term Note II"), (v) that certain Security Agreement dated June 23, 1993 given by the Borrower to the Bank, as amended (as so amended, the "Security Agreement") and (vi) that certain Pledge Agreement dated August 20, 1993 from the Borrower to the Bank relating to the stock of Object Design Security Corporation, as amended (as so amended, the "Pledge"). The Letter Agreement, the Revolving Note, Term Note I, Term Note II, the Security Agreement and the Pledge are hereinafter collectively referred to as the "Financing Documents".

     2. The Borrower has failed to comply with each of Sections 3.7 and 3.10 of the Letter Agreement as at June 30, 1995 and for the fiscal quarter then ended. The Borrower has also failed to comply with each of Sections 3.7, 3.8 and 3.10 of the Letter Agreement as at September 30, 1995 and for the fiscal quarter then ended. The Bank hereby waives compliance with each of said Sections 3.7 and 3.10 of the Letter Agreement as at June 30, 1995 and for the fiscal quarter then ended and each of said Sections 3.7, 3.8 and 3.10 of the Letter Agreement as at September 30, 1995 and for the fiscal quarter then ended, but not as at any other date or dates nor for any other period or periods. Moreover, this waiver does not affect any other provision of the Letter Agreement nor any of the other Financing Documents.

     3. The Letter Agreement is hereby amended, effective as of December 31, 1995:

     a. By deleting from the first sentence of Section 1.8 of the Letter Agreement the amount "$5,000,000" and by substituting in its stead the following:

          "the Maximum Credit Amount"

     b. By deleting in their entireties Sections 3.7 - 3.10, inclusive, of the Letter Agreement and by substituting in their stead the following:

          "3.7. DEBT TO WORTH. The Borrower will maintain as at the end of each fiscal quarter of the Borrower (commencing with December 31, 1995) on a consolidated basis a Leverage Ratio of not more than the




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     following: not more than 2.0 to 1 as at December 31, 1995; and not more than 1.5 to 1 as at March 31, 1996 and as at the end of each fiscal quarter thereafter.

          3.8. CAPITAL BASE. The Borrower will maintain as at the end of each fiscal quarter of the Borrower (commencing with December 31, 1995) a consolidated Capital Base which shall not be less than the then-effective Capital Base Requirement. As used herein, the 'Capital Base Requirement' in effect at any quarter-end will be deemed to be the sum of (i) the then applicable Minimum TCB plus (ii) 75% of the net proceeds of any equity securities sold by the Borrower after September 30, 1995 through the end of the relevant fiscal quarter and 75% of the net amount received by the Borrower with respect to any Subordinated Debt issued by the Borrower or any Subsidiary of the Borrower after September 30, 1995 through the end of the relevant fiscal quarter (nothing contained herein being deemed to approve the issuance of any such Subordinated Debt). As used herein, the 'Minimum TCB' will be deemed to be $3,350,000 as at December 31, 1995 and will be deemed to be $7,000,000 as at March 31, 1996 and as at each subsequent fiscal quarter-end.

          3.9. QUICK RATIO. The Borrower will maintain as at the end of each fiscal quarter of the Borrower (commencing December 31, 1995) a ratio of
     (x) Net Quick Assets to (y) Current Liabilities, which ratio shall not be not less than 1.5 to 1.

          3.10. PROFITABILITY. The Borrower will not incur a quarterly consolidated Net Loss in excess of $750,000 for its fiscal quarter ending December 31, 1995, nor will the Borrower incur a quarterly consolidated Net Loss in excess of $1,000,000 for its fiscal quarter ending March 31, 1996. Thereafter, during each fiscal quarter (beginning with its fiscal quarter ending June 30, 1996) the Borrower will earn quarterly consolidated Net Income of at least $1.00."

     c. By inserting into Section 7.1 of the Letter Agreement, immediately after the definition of "Loan Documents", the following:

          "'Maximum Credit Amount' - $1,000,000 at all times when the Borrower has a Capital Base which is less than $7,000,000; and $5,000,000 at all times when the Borrower has a Capital Base of $7,000,000 or more."

     d. By deleting from the definition of Maximum Revolving Amount" appearing in Section 7.1 of the Letter Agreement the amount "$5,000,000" and by substituting in its stead the following:

          "the Maximum Credit Amount"

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     4. In order to induce the Bank to enter into this Agreement, the Borrower is paying to the Bank a non-refundable amendment fee of $5,000. This amendment fee is in addition to and is not to be reduced by nor applied against any fees, interest or other charges or amounts now or hereafter paid by the Borrower to the Bank in connection with the revolving and term loan facilities described in Letter Agreement.

     5. Wherever in any Financing Document, or in any certificate or opinion to be delivered in connection therewith, reference is made to a "letter agreement" or to the "Letter Agreement" from and after the date hereof same will be deemed to refer to the Letter Agreement, as hereby amended.

     6. In order to induce the Bank to enter into this Agreement, the Borrower further represents and warrants to the Bank as follows:

          a. The execution, delivery and performance of this Agreement have been duly authorized by the Borrower by all necessary corporate and other action, will not require the consent of any third party and will not conflict with, violate the provisions of, or cause a default or constitute an event which, with the passage of time or the giving of notice or both, could cause a default on the part of the Borrower under its charter documents or by-laws or under any contract, agreement, law, rule, order, ordinance, franchise, instrument or other document, or result in the imposition of any lien or encumbrance on any property or assets of the Borrower (except liens in favor of the Bank).

          b. The Borrower has duly executed this Agreement and has delivered same to the Bank.

          c. This Agreement is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

          d. The statements, representations and warranties made in the Letter Agreement continue to be correct as of the date hereof, except as supplemented and/or modified on the attached supplemental disclosure schedule.

          e. Giving effect to the waivers and the amendments set forth above, the covenants and agreements of the Borrower contained in the Letter Agreement (as amended hereby) and/or in the Security Agreement have been complied with on and as of the date hereof.

          f. Giving effect to the waivers and the amendments set forth above, no event which constitutes or which, with notice or lapse of time, or both, could constitute, an Event of Default (as defined in the Letter Agreement) has occurred and is continuing.


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          g. Except for the losses heretofore disclosed by the Borrower to the
     Bank in writing, no material adverse change has occurred in the financial condition of the Borrower from that disclosed in the financial statements of the Borrower as at December 31, 1994.

     7. Except as expressly affected hereby, the Letter Agreement and each of the other Financing Documents remains in full force and effect as heretofore.

     8. Except as expressly set forth above, nothing contained herein will be deemed to constitute a waiver or a release of any provision of any of the Financing Documents. Nothing contained herein will in any event be deemed to constitute an agreement to give a waiver or release or to agree to any amendment or modification of any provision of any of the Financing Documents on any other or future occasion.

     Executed, as an instrument under seal, as of the day and year first above written.

                                   OBJECT DESIGN, INC.

                                   By: /s/ Stanley J. Miller
                                       ---------------------------------------
                                       Name:  Stanley J. Miller
                                       Title: Chief Financial Officer


                                   FLEET BANK OF MASSACHUSETTS, N.A.

                                   By: /s/ Cathy Bruton
                                       --------------------------------------
                                       Its   Vice President


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                        SUPPLEMENTAL DISCLOSURE SCHEDULE
                          [To be provided by Borrower]